EXECUTION VERSION WEIL:\99600594\1\43717.0003 FORBEARANCE AGREEMENT AND SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT This Forbearance Agreement and Sixth Amendment to Amended and Restated Credit Agreement, dated as of February 29, 2024 (this “Forbearance Agreement and Amendment”), is entered into by and among EMERGENT BIOSOLUTIONS INC., a Delaware corporation (the “Borrower”), the Guarantors (as defined in the Credit Agreement referred to below) party hereto, the Lenders party hereto (the “Lenders”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement. RECITALS WHEREAS, the Borrower, the lenders party thereto from time to time and the Administrative Agent have entered into that certain Amended and Restated Credit Agreement, dated as of October 15, 2018 (as amended by the First Amendment to Amended and Restated Credit Agreement dated as of June 27, 2019, as further amended by the Second Amendment to Amended and Restated Credit Agreement dated as of August 7, 2020, as further amended by the Consent, Limited Waiver, Third Amendment to Amended and Restated Credit Agreement dated as of February 14, 2023, as further amended by the Fourth Amendment to Amended and Restated Credit Agreement, Waiver and First Amendment to Amended and Restated Collateral Agreement dated as of May 15, 2023, and as further amended by the Fifth Amendment to Amended and Restated Credit Agreement dated as of July 14, 2023, and as may further be amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement, as modified by this Forbearance Agreement and Amendment, the “Credit Agreement”); WHEREAS, the Borrower has notified the Administrative Agent that certain Defaults and Events of Defaults have occurred or are anticipated to occur as described in Schedule A attached hereto (collectively, the “Specified Events of Default”); WHEREAS, in accordance with Article X of the Existing Credit Agreement, and but for the forbearance agreed to hereunder, the Administrative Agent, on behalf of the Lenders, is authorized to exercise various rights and remedies arising from the occurrence and continuance of the Specified Events of Default; WHEREAS, the Credit Parties have requested that, during the Forbearance Period (as defined below), Administrative Agent and the Lenders forbear from exercising rights and remedies under the Existing Credit Agreement and the other Loan Documents arising from the occurrence and continuation of the Specified Events of Default; WHEREAS, the undersigned Lenders collectively constitute the Required Lenders under the Credit Agreement; and WHEREAS, the Administrative Agent and the Lenders have agreed, during the Forbearance Period, to forbear from exercising enforcement rights and remedies under the Existing Credit Agreement and the other Loan Documents arising from the Specified Events of Default and to make the amendments to the Existing Credit Agreement set forth in Section 2 hereof, solely to the extent and on the terms, and subject to the conditions, and in reliance on the representations and warranties set forth, in this Forbearance Agreement and Amendment. ACKNOWLEDGMENTS A. Each of the Credit Parties, the Administrative Agent and each of the Lenders hereby acknowledges and agrees that, as of February 29, 2024, the unpaid principal balance of the Obligations was $467,860,035.47 without offset, reduction or counterclaim, but the foregoing amount does not include any Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

Page 2 WEIL:\99600594\1\43717.0003 accrued and unpaid interest, costs, fees, and other expenses payable by the Credit Parties to the Administrative Agent and the Lenders under the Existing Credit Agreement that have not been charged to the Obligations as of such date. B. Each of the Credit Parties acknowledges and agrees that (i) this Forbearance Agreement and Amendment is one of the Loan Documents under the Credit Agreement, and (ii) any Loans or other extensions of credit that any Lender makes under the Loan Documents in the future will be (x) “Obligations” under the Credit Agreement and (y) secured by all liens and security interests granted by any Credit Party to secure the Obligations. C. To the extent that there is a conflict between the terms of this Forbearance Agreement and Amendment and the terms of the Credit Agreement, the terms of this Forbearance Agreement and Amendment shall govern. NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows: Section 1. Forbearance (a) Forbearance Agreement and Amendment. Subject to all of the terms, conditions, and limitations set forth in this Forbearance Agreement and Amendment, the Administrative Agent and the Lenders hereby agree to forbear, solely during the Forbearance Period, from exercising all rights and remedies under the Credit Agreement and the other Loan Documents and applicable law arising solely from the occurrence and the continuation of the Specified Events of Default; provided, that, notwithstanding anything contained herein to the contrary, nothing herein shall limit, restrict, impair or otherwise modify the Lenders’ or the Administrative Agent’s right or ability to take any of the following actions, in each case to the extent permitted under the Credit Agreement and the other Loan Documents: (i) declare and/or send any notices and communications with respect to this Forbearance Agreement and Amendment, the Loan Documents and/or the Obligations (including, without limitation, notices and communications with respect to (A) any Default or Event of Default (including the Specified Events of Default), or any other breach of any Loan Document, (B) any reservation of rights and (C) any terms and provisions of any Loan Documents, and any rights and obligations arising thereunder or relating thereto); or (ii) take any action in order to create, perfect, preserve, protect or evidence (but not enforce its secured creditor rights and remedies with respect to) the Secured Parties’ Lien on any Collateral. (b) Extensions of Credit. (i) The Borrower hereby acknowledges and agrees that as a result of the Specified Events of Default, the Lenders have no obligation to make any further Loans or other Extensions of Credit to Borrower or any other Credit Party. Notwithstanding the foregoing or anything to the contrary in the Existing Credit Agreement and pursuant to Section 12.2(j) thereof, the Required Revolving Credit Lenders have consented to the making of further Loans or other Extensions of Credit to the Credit Parties during the Forbearance Period, subject to satisfaction of the conditions thereto set forth in Section 6.2 of the Credit Agreement other than the failure to satisfy conditions solely as a result of the occurrence of the Specified Events of Default; provided, that, (x) the Revolving Credit Outstandings, in the aggregate, shall not exceed $270,000,000, until and unless consented to in writing by Required Revolving Credit Lenders in accordance with Section 12.2(j) of the Credit Agreement and (y) to the extent the

Page 3 WEIL:\99600594\1\43717.0003 Borrower can satisfy such conditions, the obligations of the Lenders pursuant to Section 6.2 of the Credit Agreement shall remain in full force and effect; and (ii) during the Forbearance Period, prior to the Lenders making or participating in any Extensions of Credit and/or any Issuing Lender issuing or extending any Letter of Credit, the Credit Parties shall deliver a certificate of a Responsible Officer of each Credit Party, together with the Notice of Borrowing, certifying (i) that no Default or Event of Default (other than the Specified Events of Default) shall have occurred and be continuing (A) on the borrowing, continuation or conversion date with respect to such Loan or after giving effect to the Loans to be made, continued or converted on such date or (B) on the issuance or extension date with respect to such Letter of Credit or after giving effect to the issuance or extension of such Letter of Credit on such date, (ii) compliance with the financial covenant set forth in Section 9.11(e) of the Credit Agreement (except any non-compliance that results or resulted in any Specified Events of Default) as of the last day of the most recent Measurement Period (together with reasonably detailed calculations), and (iii) compliance with Section 2.4(b)(iii) of the Credit Agreement (together with reasonably detailed calculations). (c) Forbearance Period. As used in this Forbearance Agreement and Amendment, the term “Forbearance Period” means the period beginning on the Forbearance Effective Date (as defined below) and ending upon the occurrence of the earliest to occur of (such earliest event, the “Forbearance Termination Event”): (i) 5:00 p.m. (New York City time) on April 30, 2024 (the “Scheduled Termination Date”) (or such later date as may be requested by the Borrower and consented to in writing (including via e-mail) by the Administrative Agent, on behalf of the Required Lenders); (ii) (x) the occurrence of any Event of Default (other than the Specified Events of Default) or any failure of the Borrower or any other Credit Party to comply timely with any term, condition, or covenant set forth in this Forbearance Agreement and Amendment (each such failure, a “Forbearance Default”) and any such Forbearance Default continues unremedied or unwaived for ten (10) calendar days and (y) notice by the Administrative Agent to the Borrower of termination of the Forbearance Period. From and after the occurrence of the Forbearance Termination Event, the Forbearance Period, and all forbearance obligations of the Lenders and the Administrative Agent hereunder, shall automatically terminate, without any requirement of notice or declaration of any kind. From and after the occurrence of the Forbearance Termination Event, the Administrative Agent and the Lenders shall be entitled to exercise and to enforce any and all rights and remedies available to the Administrative Agent and/or any of the Lenders under the Credit Agreement, any of the other Loan Documents, at law or otherwise against the Borrower or the Guarantors or in relation to the Collateral, including, without limitation, any and all rights and remedies to which the Administrative Agent and/or any of the Lenders is or may become entitled as a consequence of any Events of Default that have occurred prior to, during or after the Forbearance Period (including the Specified Events of Default). For the avoidance of doubt, notwithstanding anything to the contrary in this Forbearance Agreement and Amendment, immediately and automatically upon occurrence of an Event of Default under Section 10.1(f) of the Credit Agreement, all Obligations will become immediately due and payable, and the Lenders and the Administrative Agent shall become entitled to immediately exercise all rights, remedies, powers and privileges with respect to such Event of Default as provided in Article X of the Credit Agreement, in each case, without requirement for any notice, presentment, demand or any other action on the part of any Lender, the Administrative Agent or any other Person. (d) No Other Waivers; Reservation of Rights. Neither the Administrative Agent nor any of the Lenders has waived any of the Specified Events of Default, any other Defaults or Events of Default or any of the liabilities or obligations (including any Obligations) under any of the Loan Documents, and neither the

Page 4 WEIL:\99600594\1\43717.0003 Administrative Agent nor any of the Lenders has agreed to forbear with respect to any of their respective rights or remedies concerning any Defaults or Events of Default (other than, during the Forbearance Period, the Specified Events of Default solely to the extent expressly set forth herein), which may have occurred or are continuing as of the date hereof or which may occur after the date hereof. Subject to Section 1(a) (solely with respect to the Specified Events of Default and only during the Forbearance Period) above, the Administrative Agent and the Lenders expressly reserve any and all rights, powers, privileges and remedies of the Administrative Agent and the Lenders now or at any time authorized or permitted in accordance with the Credit Agreement and the other Loan Documents or available at law or in equity or otherwise as a result of any Defaults or Events of Default which may be continuing on the date hereof or any Defaults or Events of Default which may occur after the date hereof, including, without limitation, their rights to (a) accelerate the outstanding Obligations, (b) commence any legal or other action to collect any or all of the Obligations from any or all of the Borrower, the other Credit Parties, and any other person liable therefor and/or any Collateral, (c) foreclose or otherwise realize on any or all of the Collateral and/or as appropriate, set- off or apply to the payment of any or all of the Obligations, any or all of the Collateral, (d) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Credit Agreement, the other Loan Documents or applicable law, (e) terminate any commitment to provide Loans or other Extensions of Credit under any or all of the Credit Agreement and other Loan Documents, and (f) reject any forbearance, financial restructuring or other proposal made by or on behalf of Borrower, any other Credit Party or any creditor or equity holder, and the Administrative Agent and the Lenders have not waived any of such rights or remedies, and nothing in this Forbearance Agreement and Amendment, and no delay on any of their part in exercising any such rights or remedies, should be construed as a waiver of any such rights or remedies. Section 2. Amendments to Existing Credit Agreement Subject to and in accordance with the terms and conditions set forth herein, the parties hereto agree that the Existing Credit Agreement is amended as follows: (a) The definition of “Applicable Margin” in Section 1.1 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows: “Applicable Margin” means from February 29, 2024, through the Applicable Maturity Date, (i) 5.00% per annum with respect to Base Rate Loans, (ii) 6.50% per annum with respect to SOFR Loans, Daily Simple SONIA Loans and Eurocurrency Rate Loans, and (iii) 0.40% with respect to Commitment Fees. (b) Section 2.4(b)(ii) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows: (iii) if at any time the aggregate amount of Unrestricted Cash and Cash Equivalents (excluding any (x) cash on deposit in accounts the exclusive function of which is to serve as a payroll account and limited to amounts in the aggregate reasonably estimated to cover payroll for a two-week period and (y) to the extent the TSA is in effect, on deposit in accounts held in connection with collecting accounts receivable and processing accounts payable pursuant to the Project Emerald Transaction) exceeds $100,000,000 as of the last day of any week, the Borrower shall on the next Business Day thereafter prepay (without a permanent reduction in the Revolving Credit Commitments) outstanding Revolving Credit Loans in an aggregate principal amount equal to the amount of such excess. (c) Section 4.4(b)(iv) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

Page 5 WEIL:\99600594\1\43717.0003 (iv) Project Emerald Milestone Payments. Until the outstanding Term Loans are paid in full, the Borrower shall make mandatory principal prepayments of the Term Loans in the manner set forth in clause (vi) below in amounts equal to one hundred percent (100%) of all milestone payments received by the Borrower and its Subsidiaries pursuant to the Project Emerald Transaction within three (3) Business Days after the date of receipt of such payments. (d) Section 8.1(f) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows: (f) Cash Flow Projections. On March 7, 2024, and on the fourth Business Day of each week thereafter, a thirteen-week cash flow projection of the Borrower and its Subsidiaries substantially in the same form delivered in connection with the closing of the Fourth Amendment; provided that, to the extent the TSA is in effect, cash on deposit in accounts held in connection with collecting accounts receivable and processing accounts payable pursuant to the Project Emerald Transaction shall be excluded from such thirteen-week cash flow projection. (e) Section 9.11(e) of the Existing Credit Agreement is hereby amended and restated in its entirety as follows: (e) Minimum Liquidity. Permit Liquidity as of March 8, 2024, and as of the last Business Day of each two-week period thereafter, to be less than $75,000,000. (f) Section 10.1(b) of the Existing Credit Agreement is hereby amended to insert “Section 8.1(f),” immediately before “Section 8.2(a)”. (g) Exhibit G (Form of Assignment and Assumption) to the Existing Credit Agreement is hereby amended and restated such that, after giving effect to all such amendments, Exhibit G to the Credit Agreement shall read in its entirety as set forth on Annex A attached hereto. Section 3. Forbearance Fee On the date hereof, Administrative Agent, for the benefit of the Lenders party hereto, shall have fully earned a fee (the “Forbearance Fee”) equal to $1,245,468.75 for the agreements set forth herein, which Forbearance Fee shall be due and payable in full to Administrative Agent, for the benefit of the Lenders party hereto, on the date hereof. Section 4. Covenants Each of the Credit Parties absolutely and unconditionally agrees, for the benefit of the Lenders and the Administrative Agent, to comply with the following covenants, agreements and obligations at all times while an Event of Default (including a Specified Event of Default) is continuing: (a) once each week (at a time to be mutually agreed and which may be waived by the Administrative Agent) advisors to the Credit Parties shall host a conference call with the Administrative Agent and its advisors to discuss, among other things, updates on sale processes, updates on restructuring efforts, financial operations and performance of the Credit Parties’ business, cash flows, capital raise efforts, regulatory matters, and such other business matters relating to the Credit Parties as the Administrative Agent may reasonably request; (b) upon the reasonable request of the Administrative Agent, advisors to the Credit Parties shall host a conference call or videoconference (at a time to be mutually agreed following the Administrative Agent’s request for such conference call or videoconference) with the Administrative Agent, the Administrative

Page 6 WEIL:\99600594\1\43717.0003 Agent’s advisors, and the Lenders, to present and discuss updates on sale processes and restructuring efforts; provided, that the Credit Parties shall not be required to conduct more than one conference call or videoconference during any two week calendar period; (c) with respect to the sale process (which may be consummated in multiple transactions) identified to the Administrative Agent as the “Designated Sale Process”, (i) on or before [**] (or such later date as the Administrative Agent may agree to in its reasonable discretion), the Borrower shall have delivered an [**] with respect to the applicable sale to prospective purchasers and delivered a copy of such [**] to the Administrative Agent’s advisors, (ii) the Borrower shall have requested delivery of [**] of interest from all parties interested in participating in the applicable portion of the Designated Sale Process by [**] (or such later date as the Administrative Agent may agree to in its reasonable discretion) and the Borrower shall promptly deliver copies of any such [**] to the Administrative Agent’s advisors, (iii) on or before [**] (or such later date as the Administrative Agent may agree to in its reasonable discretion), the Borrower shall have selected the [**] for the applicable portion of the Designated Sale Process with whom to proceed to [**] (iv) promptly upon receipt, the Borrower shall provide copies of (x) substantially final versions of the [**]and (y) [**] executed in connection with the applicable portion of the Designated Sale Process, (v) the Borrower shall promptly notify the Administrative Agent upon receipt of a request for, and upon entry into, [**] (vi) on or before [**], the Borrower shall have provided the Administrative Agent’s financial advisor with access to [**] for the applicable portion of the Designated Sale Process, and (vii) on or before [**] (or such later date as the Administrative Agent may agree to in its reasonable discretion), the Borrower shall have delivered a [**] with respect to certain assets disclosed to the Administrative Agent and its advisors to be sold as part of the Designated Sale Process; (d) on or before March 20, 2024 (or such later date as the Administrative Agent may agree to in its reasonable discretion), the Credit Parties shall cause Emergent BioSolutions Canada Inc. to (i) become a Guarantor by delivering to the Administrative Agent a duly executed supplement to the Guaranty Agreement in the form attached thereto as Exhibit A or such other document as the Administrative Agent shall deem reasonably acceptable for such purpose, (ii) grant a security interest in all Collateral (subject to the exclusions and exceptions specified in the Collateral Agreement) owned by such entity by delivering to the Administrative Agent a duly executed supplement to the Collateral Agreement in the form attached thereto as Exhibit A or such other document as the Administrative Agent shall deem reasonably acceptable for such purpose, (iii) deliver to the Administrative Agent such updated Schedules to the Loan Documents as are reasonably requested by the Administrative Agent with respect to such entity, (iv) deliver to the Administrative Agent such other documents as may be reasonably requested by the Administrative Agent, all in form, content and scope reasonably satisfactory to the Administrative Agent, including without limitation, pursuant to Section 8.2(l) of the Credit Agreement, and (v) comply with the provisions of Section 8.15 of the Credit Agreement; provided, that upon request by the Borrower on the basis of a material adverse tax consequence for the Borrower and its Subsidiaries, taken as a whole, the Administrative Agent may in its reasonable discretion waive the requirement that the Credit Parties comply with this Section 4(d); and (e) on or before March 31, 2024, the Borrower shall deliver an annual business plan and budget of the Borrower and its Subsidiaries on a consolidated basis for the remainder of the 2024 fiscal year prepared by management, in form reasonably satisfactory to the Administrative Agent. All of the covenants and obligations contained in this Section 4 and all of the other covenants and obligations of the Credit Parties in this Forbearance Agreement and Amendment, are independent of and in addition to the covenants of the Credit Parties in the Credit Agreement and the other Loan Documents.

Page 7 WEIL:\99600594\1\43717.0003 Section 5. Conditions Precedent to the Effectiveness of this Forbearance Agreement and Amendment This Forbearance Agreement and Amendment shall become effective upon the satisfaction (or waiver in writing by Administrative Agent, on behalf of the Required Lenders) of the following conditions precedent (the “Forbearance Effective Date”): (a) the Administrative Agent and each Lender shall have received counterparts of this Forbearance Agreement and Amendment, duly executed and delivered by the Credit Parties, the Administrative Agent, the Required Lenders and the Required Revolving Credit Lenders; (b) the Administrative Agent shall have received payment from the Borrower of (i) the Forbearance Fee required in accordance with the terms and conditions hereof and (ii) reasonable fees, charges and disbursements of the Administrative Agent, McGuireWoods LLP, counsel for the Administrative Agent, and of RPA Advisors, LLC, financial advisor engaged on behalf of the Administrative Agent. Section 6. Representations and Warranties of the Credit Parties To induce the Administrative Agent and the Lenders party hereto to enter into this Forbearance Agreement and Amendment, on and as of the Forbearance Effective Date, each of the Credit Parties hereby represents and warrants to the Administrative Agent and each Lender party hereto as follows: (a) After giving effect to this Forbearance Agreement and Amendment, the representations and warranties of each Credit Party set forth in the Credit Agreement and in each other Loan Document to which it is a party are true and correct in all material respects on and as of the Forbearance Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates; (b) except as described in this Forbearance Agreement and Amendment, no Default or Event of Default has occurred and is continuing; (c) it has all requisite power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Forbearance Agreement and Amendment and each other document executed in connection herewith to which it is a party in accordance with their respective terms and the transactions contemplated hereby; and (d) this Forbearance Agreement and Amendment and each other document executed in connection herewith has been duly executed and delivered by the duly authorized officers of each Credit Party, and each such document constitutes the legal, valid and binding obligation of each such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity. Section 7. Release (a) In consideration of, among other things, Administrative Agent’s and the Lenders’ execution and delivery of this Forbearance Agreement and Amendment, each of Borrower and the other Credit Parties, on behalf of itself and its Related Parties, successors and assigns (collectively, “Releasors”), hereby forever agrees and covenants not to sue or prosecute against any Releasee (as hereinafter defined) and hereby forever waives, releases and discharges, to the fullest extent permitted by law, each Releasee from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions,

Page 8 WEIL:\99600594\1\43717.0003 causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever, that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity (collectively, the “Claims”), against the Administrative Agent (and any subagent thereof), each Lender and each Issuing Lender and their respective Related Parties, and their respective successors and assigns (collectively, the “Releasees”), based in whole or in part on facts, whether or not now known, existing on or before the Forbearance Effective Date, that relate to, arise out of or otherwise are in connection with: (i) any or all of the Loan Documents or transactions contemplated thereby or any actions or omissions in connection therewith, or (ii) any aspect of the dealings or relationships between or among Borrower and the other Credit Parties, on the one hand, and any or all of the Administrative Agent, the Lenders and the Issuing Lenders, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof. In entering into this Forbearance Agreement and Amendment, Borrower and each other Credit Party consulted with, and has been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees and hereby agrees and acknowledges that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity thereof. (b) Each of Borrower and other Credit Parties, on behalf of itself and its Related Parties and its successors, assigns, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged by Borrower or any other Credit Party pursuant to Section 7(a) hereof. If Borrower, any other Credit Party or any of its successors, assigns or other legal representatives violates the foregoing covenant, Borrower and other Credit Parties, each for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Releasee as a result of such violation. (c) Each party’s obligations under this Section shall survive the termination of the Loan Documents and payment of the obligations thereunder. Section 8. Reference to and Effect on the Credit Agreement and the Loan Documents Except as expressly provided herein, the Existing Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. This Forbearance Agreement and Amendment shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Existing Credit Agreement or any other Loan Document other than as expressly set forth herein, (b) to prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Existing Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or modified from time to time, or (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower, any of its Subsidiaries or any other Person with respect to any other waiver, amendment, modification or any other change to the Existing Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” or other words of like import) and in any Loan Document to the “Credit Agreement” shall be deemed to be references to the Existing Credit Agreement as modified hereby. Section 9. Further Assurances Each Credit Party agrees to, to the extent required by the Loan Documents, make, execute and deliver all such additional and further acts, things, deeds, instruments and documents as the Administrative Agent

Page 9 WEIL:\99600594\1\43717.0003 may reasonably require for the purposes of implementing or effectuating the provisions of this Forbearance Agreement and Amendment and the other Loan Documents. Section 10. Acknowledgement and Reaffirmation Each Credit Party (a) consents to this Forbearance Agreement and Amendment and agrees that the transactions contemplated by this Forbearance Agreement and Amendment shall not limit or diminish the obligations of such Person under, or release such Person from any obligations under, any of the Loan Documents to which it is a party (except to the extent modified by this Forbearance Agreement and Amendment), (b) confirms and reaffirms its obligations under each of the Loan Documents to which it is a party (except to the extent modified by this Forbearance Agreement and Amendment) and (c) agrees that each of the Loan Documents to which it is a party (except to the extent modified by this Forbearance Agreement and Amendment) remains in full force and effect and is hereby ratified and confirmed. Section 11. Costs and Expenses The Borrower hereby reconfirms its obligations pursuant to Section 12.3(a) of the Credit Agreement to pay and reimburse the Administrative Agent in accordance with the terms hereof. Section 12. Execution in Counterparts This Forbearance Agreement and Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Forbearance Agreement and Amendment shall be effective as delivery of an original executed counterpart of this Forbearance Agreement and Amendment. Section 13. Administrative Agent and Lender Authorization This Forbearance Agreement and Amendment has been duly authorized, executed and delivered by the Administrative Agent and each of the undersigned Lenders and constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing. The undersigned Lenders constitute the Required Lenders and Required Revolving Credit Lenders under the Credit Agreement. Section 14. Governing Law THIS FORBEARANCE AGREEMENT AND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Section 15. Notices All communications and notices hereunder shall be made in writing and delivered in the manner as provided in Section 12.1 of the Credit Agreement. Section 16. Successors and Assigns This Forbearance Agreement and Amendment shall be binding on and inure to the benefit of the parties hereto and their successors and permitted assigns.

Page 10 WEIL:\99600594\1\43717.0003 Section 17. Amendments No amendment, modification or waiver of the terms of this Forbearance Agreement and Amendment shall be effective except in a writing signed by the Credit Parties, the Administrative Agent and the Required Lenders; provided that the Administrative Agent and the Required Lenders may agree to (x) extend the Forbearance Period or (y) include any additional Default or Event of Default occurring after the date hereof as “Defaults” or “Specified Events of Default” hereunder by providing email confirmation of such amendment sent from Administrative Agent and any such email confirmation, to the extent explicitly acknowledged therein, shall be effective as an amendment and modification of the terms set forth herein. [Signature pages follow.]

[Signature Page to Forbearance Agreement and Sixth Amendment] WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Lender and Lender By: Name: Troy Jefferson Title: Executive Director

[Signature Page to Forbearance Agreement and Sixth Amendment] BMO BANK NATIONAL ASSOCIATION, as Lender By: Name: Title: Drew Feller Vice President, BMO Bank National Association

[Signature Page to Forbearance Agreement and Sixth Amendment] Capital One, N.A., as Lender By: Name: Ryan Guenin Title: Duly Authorized Signatory

[Signature Page to Forbearance Agreement and Sixth Amendment] DNB Capital LLC By: Name: Title: By: Name: Title: Dania Hinedi Senior Vice President Bret Douglas Senior Vice President

[Signature Page to Forbearance Agreement and Sixth Amendment] ROYAL BANK OF CANADA, as Lender By: Name: Juliet K. M. Eck Title: Authorized Signatory

[Signature Page to Forbearance Agreement and Sixth Amendment] VÄRDE INVESTMENT PARTNERS, L.P. By Värde Investment Partners G.P., L.P., Its General Partner By Värde Investment Partners UGP, LLC, Its General Partner By Värde Partners, L.P., Its Managing Member By Värde Partners, Inc., Its General Partner By: Name: Matthew Mach Title: Managing Director

WEIL:\99600594\1\43717.0003 SCHEDULE A SPECIFIED EVENTS OF DEFAULT 1. Event of Default under Section 10.1(c) of the Credit Agreement as a result of the Borrower’s delivery of annual financial statements pursuant with Section 8.1(a) of the Credit Agreement for the fiscal year ending December 31, 2023 with a “going concern” or like qualification or exception. 2. Event of Default under Section 10.1(b) of the Credit Agreement as a result of the Borrower’s failure to consummate the Junior Capital Raise by April 30, 2024 pursuant to Section 8.20 of the Credit Agreement. 3. Event of Default under Section 10.1(b) of the Credit Agreement as a result of the Borrower’s failure to comply with the Consolidated Debt Service Coverage Ratio for the fiscal quarter ending March 31, 2024 set forth in Section 9.11(a) of the Credit Agreement. 4. Event of Default under Section 10.1(b) of the Credit Agreement as a result of the Borrower’s failure to comply with the Consolidated Leverage Ratio for the fiscal quarter ending March 31, 2024 set forth in Section 9.11(b) of the Credit Agreement. 5. Events of Default under Section 10.1(b) of the Credit Agreement as a result of the Borrower’s failure to comply with the minimum Consolidated EBITDA for the periods ending November 30, 2023, December 31, 2023, January 31, 2024 and February 29, 2024 set forth in Section 9.11(c) of the Credit Agreement. 6. Event of Default under Section 10.1(b) of the Credit Agreement as a result of the Borrower’s failure to comply with the maximum Capital Expenditures for the period ending February 29, 2024 set forth in Section 9.11(d) of the Credit Agreement. 7. Events of Default under Section 10.1(b) of the Credit Agreement as a result of the Borrowers’ failure to comply with Section 8.3(a) of the Credit Agreement as it relates to any of the foregoing Specified Defaults. 8. Events of Default under Section 10.1(d) of the Credit Agreement as a result of any Specified Event of Default.

WEIL:\99600594\1\43717.0003 ANNEX A To Forbearance Agreement and Sixth Amendment to Amended and Restated Credit Agreement

WEIL:\99600594\1\43717.0003 EXHIBIT G to Amended and Restated Credit Agreement dated as of October 15, 2018 by and among Emergent BioSolutions Inc., as Borrower, the lenders party thereto, as Lenders, and Wells Fargo Bank, National Association, as Administrative Agent FORM OF ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [INSERT NAME OF ASSIGNOR] (the “Assignor”) and the parties identified on the Schedules hereto and [the] [each]1 Assignee identified on the Schedules hereto as “Assignee” or as “Assignees” (collectively, the “Assignees” and each, an “Assignee”). [It is understood and agreed that the rights and obligations of the Assignees2 hereunder are several and not joint.]3 Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full. For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the [Assignee] [respective Assignees], and [the] [each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities) and (ii) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned to [the] [any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as, [the] [an] “Assigned Interest”). Each such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor. 1. Assignor: [INSERT NAME OF ASSIGNOR] 2. Assignee(s): See Schedules attached hereto 3. Borrower: Emergent BioSolutions Inc., a Delaware corporation 4. Administrative Agent: Wells Fargo Bank, National Association, as the administrative agent under the Credit Agreement 5. Credit Agreement: The Amended and Restated Credit Agreement dated as of October 15, 2018 among Emergent BioSolutions Inc., a Delaware corporation, as Borrower, the Lenders party thereto, and Wells 1 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language. 2 Select as appropriate. 3 Include bracketed language if there are multiple Assignees.

Fargo Bank, National Association, as Administrative Agent (as amended, restated, supplemented or otherwise modified) 6. Assigned Interest: See Schedules attached hereto [7. Trade Date: ______________]4 [Remainder of page intentionally left blank; signature page follows] 4 To be completed if the Assignor and the Assignees intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date: _____________ ___, 2____ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR] The terms set forth in this Assignment and Assumption are hereby agreed to: ASSIGNOR [NAME OF ASSIGNOR] By: Name: Title: ASSIGNEES See Schedules attached hereto

[Consented to and]5 Accepted: WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Issuing Lender and Swingline Lender By:_________________________________ Name: Title: [Consented to:]6 [APPLICABLE ISSUING LENDER], as Issuing Lender By:________________________________ Name: Title: [Consented to:]7 EMERGENT BIOSOLUTIONS INC. By:________________________________ Name: Title: 5 To be added only if the consent of the Administrative Agent and/or the Swingline Lender and Issuing Lender is required by the terms of the Credit Agreement. 6 To be added only if the consent of Issuing Lender is required by the terms of the Credit Agreement. 7 To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

SCHEDULE 1 To Assignment and Assumption By its execution of this Schedule, the Assignee identified on the signature block below agrees to the terms set forth in the attached Assignment and Assumption. Assigned Interests: Facility Assigned1 Aggregate Amount of Commitment/ Loans for all Lenders2 Amount of Commitment/ Loans Assigned3 Percentage Assigned of Commitment/ Loans4 CUSIP Number $ $ % $ $ % $ $ % [NAME OF ASSIGNEE]5 [and is an Affiliate/Approved Fund of [identify Lender]6] By:______________________________ Name: Title: 1 Fill in the appropriate terminology for the types of facilities under the Credit Agreement that are being assigned under this Agreement (e.g. “Revolving Credit Commitment,” “Initial Term Loan”, “Incremental Term Loan Commitment,” etc.) 2 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date. 3 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date. 4 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder. 5 Add additional signature blocks, as needed. 6 Select as appropriate.

ANNEX 1 to Assignment and Assumption STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION 1. Representations and Warranties. 1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [the relevant] Assigned Interest, (ii) [the] [such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of [Holdings,] the Borrower, any of [its][their respective] Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by [Holdings,] the Borrower, any of [its][their respective] Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document. 1.2. Assignee[s]. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements of an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 12.9(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the] [the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the] [such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 8.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the] [such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the] [any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender. 2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the] [the relevant] Assignor for amounts which have accrued to but excluding the

Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date. 3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.